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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: January 22, 2001



                            THE KUSHNER-LOCKE COMPANY
             (Exact name of registrant as specified in its charter)



         CALIFORNIA                  0-17295                 95-4079057

(State or other jurisdiction of     (Commission             (IRS Employer
 incorporation or organization)     File Number)          Identification No.)


11601 WILSHIRE BOULEVARD, 21ST FLOOR
LOS ANGELES, CALIFORNIA                                        90025
(Address of Principal Executive Offices)                     (Zip Code)



                                 (310) 481-2000
              (Registrant's telephone number, including area code)




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Item 5. Other Events.

     On January 17, 2001, The Kushner-Locke Company (the "Company") finalized a Limited Forbearance Agreement with its lenders and The Chase Manhattan Bank ("Chase") as Agent and as Fronting Bank for the lenders with respect to its Credit, Security, Guaranty and Pledge Agreement, dated as of June 19, 1996, among the Company, the Guarantors named therein, the lenders named therein and Chase (as such agreement has been amended from time to time, the "Credit Agreement"). In entering into this Limited Forbearance Agreement, the Company has acknowledged that it is in default under the Credit Agreement resulting from, among other things, its failure to make certain interest and principal payments, and that the lenders and agents are entitled to immediately accelerate the loans under the Credit Agreement and exercise various other remedies.

     The purpose of the forbearance is to allow the Company additional time to prepare for the proposed sale of its film library and related accounts receivable and to explore various restructuring options. The Company has engaged Houlihan, Lokey, Howard & Zukin, Inc. to advise and assist in connection with such proposed sale.

     This Limited Forbearance Agreement provides that, until 5:00 p.m., Eastern Standard Time, January 31, 2001 or upon the earlier occurrence of certain termination events (the "Forbearance Period"), Chase will not draw from any amounts currently on deposit or deposited in the future in the Company's existing accounts at Chase, including any collections in respect of the Company's receivables, and that it will not use such amounts to offset amounts payable under the Credit Agreement. The earlier termination events include the commencement of involuntary bankruptcy proceedings against the Company by any other creditor of the Company, the attempt by any other creditor of the Company to execute a judgment against any asset of the Company, the commencement by the Company of voluntary bankruptcy proceedings, the payment by the Company of any interest or principal to any holder of the Company's subordinated debt, a change in control of the Company, a change in the management of the Company, the Company's failure to properly fund its employee benefit plans, the Credit Agreement becoming null and void for any reason other than by action of the lenders, or the failure of the company to timely comply with any term or covenant of the Limited Forbearance Agreement. In the case of certain of these events, the Forbearance Period will not terminate until after three business days' notice to the Company. Chase has retained all of its other rights and remedies under the Credit Agreement.

     As a result of the default under the Credit Agreement, the Company is prohibited from making any payments on its subordinated indebtedness, consisting of its 13 3/4% Convertible Subordinated Debentures and its 8% Convertible Subordinated Debentures, both of which matured in December 2000.

     The Company currently is in active negotiations with its lenders regarding an extended forbearance agreement. There can be no assurance, however, as to the outcome of such negotiations.

Item 7. Financial Statements and Exhibits.


Exhibit 10.69   Limited Forbearance Agreement dated as of January 11,
                2001 among The Kushner-Locke Company, its subsidiares, the Lenders party to the Credit Agreement and The Chase Manhattan Bank, as Agent and Fronting Bank for the Lenders.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 22, 2001                  THE KUSHNER-LOCKE COMPANY


                                          By: /s/ Donald Kushner
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                                               Donald Kushner
                                               Co-Chairman of the Board and
                                               Co-Chief Executive Officer